UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  March 10, 2015

(Exact name of issuer as specified in its charter)
SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-B

DELAWARE	333-98169-01	04-3480392
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)
c/o The Bank of New York Mellon Trust Company, National Association
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
(Address of registrant’s principal executive offices)

Registrant’s telephone number including area code:   (703) 984-6578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

For the auction for the SLM Private Credit Student Loan Trust 2003-B Class A-3 Notes occurring on March 13, 2015, Navient Solutions, Inc., as administrator of, and on behalf of, the SLM Private Credit Student Loan ABS Repackaging Trust 2013-R1 (the “R-1 Trust”), which R-1 Trust is the existing holder of $46,450,000 aggregate principal amount of such Class A-3 Notes, intends to submit a bid order on behalf of the R-1 Trust at a rate equal to one-month LIBOR + 1.50% per annum for the entire aggregate principal amount of such Class A-3 Notes that the R-1 Trust currently holds.  For more information review the Event Notice attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1 Event Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT SOLUTIONS, INC., as Administrator for SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-B

Dated: March 10, 2015	By: /s/ Mark Rein
Name: Mark Rein
Title: Vice President

SLM PRIVATE CREDIT STUDENT LOAN TRUST 2003-B

Form 8-K

CURRENT REPORT

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Event Notice